UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2023

Vertical Capital Income Fund

(Exact Name of Registrant as Specified in its Charter)

Delaware	811-22554	45-2904236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Pictoria Drive, Suite 450
Cincinnati, OH 45246

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (631) 470-2719

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Beneficial Interest	VCIF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2023, Vertical Capital Income Fund (the “Fund”) entered into a definitive agreement (the "Transaction Agreement") with Carlyle Global Credit Investment Management, L.L.C. ("CGCIM") pursuant to which, among other things, CGCIM would become the investment adviser to the Fund, subject to the terms and conditions set forth in the Transaction Agreement (the "Transaction"). Pursuant to the Transaction Agreement, the current investment advisory agreement between the Fund and Oakline Advisors, LLC would be terminated at or prior to the closing of the Transaction. If the Transaction closes, among other things, (i) CGCIM would replace Oakline Advisors, LLC as the Fund's new investment adviser; (ii) the Fund's investment strategy would be changed to invest primarily in debt and equity tranches issued by collateralized loan obligations; and (iii) each of the Fund's current trustees and officers would be replaced. Additionally, shareholders of the Fund would receive a special one-time payment of $10,000,000 from CGCIM (or one of its affiliates), or approximately $0.96 per share, and CGCIM (or one of its affiliates) would commence a tender offer following the closing to purchase up to $25,000,000 of outstanding Fund shares at the then-current net asset value per share. CGCIM or one of its affiliates also will invest up to $25,000,000 into the Fund following the closing through the purchase of newly issued Fund shares at the then-current net asset value per share and acquiring shares in private purchases. Closing the Transaction is subject to various conditions including shareholder approval of (1) the election of five new trustees: Mark Garbin, Sanjeev Handa, Joan McCabe, Brian Marcus, and Lauren Basmadjian; (2) a New Advisory Agreement; (3) a change in the Fund's classification from a diversified investment company to a non-diversified investment company; (4) a change in the Fund's industry concentration policy from concentrated in the mortgage-related industry to non-concentrated; (5) an Amended and Restated Agreement and Declaration of Trust for the Fund; and (6) an Amended and Restated By-Laws for the Fund. In addition to shareholder approval of the proposals set forth herein, closing of the Transaction is conditioned upon the Fund selling existing investments with a gross asset value equal to at least 95% of the total gross assets, subject to certain exclusions, as well as certain other customary closing conditions, which may be waived by one or both parties as provided in the Transaction Agreement.

A copy of the Transaction Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary description of the Transaction Agreement is qualified in its entirety by the terms of the Transaction Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Transaction Agreement (partially redacted).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2023	Vertical Capital Income Fund
By:
/s/ Jason Mattox
Secretary